UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018 (May 3, 2018)

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 MADISON AVENUE

NEW YORK, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

KCAP Financial, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 3, 2018 (the “Annual Meeting”).  At the Annual Meeting, the Company submitted three proposals to the vote of the shareholders, which are described in detail in the Company’s proxy statement dated March 22, 2018. As of March 8, 2018, the record date for the Annual Meeting, 37,354,479 shares of common stock were eligible to be voted, and 34,019,603 of those shares were voted in person or by proxy at the Annual Meeting.

Proposal 1: Election of Directors

The Company’s shareholders elected Christopher Lacovara and Dayl W. Pearson as Class III directors to each serve for a three-year term, or until their successors are duly elected and qualified. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Christopher Lacovara	9,444,317	2,575,362	21,999,924
Dayl W. Pearson	9,700,087	2,319,592	21,999,924

The other directors to serve after the Annual Meeting were as follows:

Class I Directors (terms expiring in 2019)	Class II Directors (terms expiring in 2020)
C. Turney Stevens	Albert G. Pastino
Dean C. Kehler	C. Michael Jacobi
John A. Ward, III

Proposal 2: Advisory Vote on Executive Compensation

The compensation paid to the Company’s named executive officers was approved by a non-binding, advisory vote.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,515,960	3,172,665	331,054	21,999,924

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the vote were as follows:

For	Against	Abstain
33,068,709	662,566	288,328

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2018	KCAP Financial, Inc.

	By:	/s/ Edward U. Gilpin
		Name:	Edward U. Gilpin
		Title:	Chief Financial Officer